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                                                                   Exhibit 10.16

                               AMENDMENT AGREEMENT

         Reference is made to that letter agreement dated June 23, 2000 (the "Agreement") by and between MicroIslet, Inc., a Delaware corporation ("MSLT Delaware"), and Hartoun Hartounian ("Hartounian"), whereby Hartounian was offered and accepted the position of President and Chief Operating Officer of the MSLT Delaware.

         WHEREAS, MSLT Delaware was acquired by MicroIslet, Inc., a Nevada corporation ("Parent"), in April 2002; and

         WHEREAS, the parties wish to amend certain provisions of the Agreement as described herein, effective as of January 30, 2004 (the "Effective Date").

         NOW, THEREFORE, in consideration of the mutual promises set forth in this Amendment, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1. ASSUMPTION OF RIGHTS AND OBLIGATIONS. As of the Effective Date, Parent does hereby assume all rights and obligations under the Agreement, and Hartounian shall be considered an employee of Parent and not of MSLT Delaware for all purposes under the Agreement.

         2. DEFINITION OF COMPANY. As of the Effective Date, the term "Company" as defined in the Agreement shall refer to Parent.

         3. AMENDMENT AND RESTATEMENT OF SECTION 2.1. Section 2.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

                  2.1 WITHOUT CAUSE. If your employment by the Company (or its successor following a Change of Control) is involuntarily terminated without Cause (or if you voluntarily terminate your employment for Good Reason), then upon your furnishing to the Company an executed waiver and release of claims you will be entitled to the following:

                  o The Company shall pay to you, in addition to earned compensation, unused PTO and reimbursable expenses through the date of termination, an amount equal to six months base Salary (the "Severance").

                  o You will be provided twelve months within which you may exercise that portion of any of your Options and any additional stock options granted by the Company that are vested at the date of termination. All remaining Options will be terminated and there will be no further vesting, unless the Board of Directors determines to continue your services as a consultant, and in connection therewith, to continue the term and vesting of your options. In the event of a Change of Control, you agree that the Company may, but shall not be required to, immediately purchase your Options at the difference between recognized market value of the shares and the exercise price.


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                  o    In the event that you elect continued health coverage
                       under COBRA, the Company will reimburse you for the same portion of your health insurance premium that it paid during your employment up until the earlier of either (a) twelve (12) months from the date of termination, or (b) the date on which you begin full-time employment with another company or business entity. You will be responsible for the balance of the COBRA health insurance premium.

         4. DEFINED TERMS. Except as otherwise defined herein, all capitalized terms used herein shall have the respective meanings ascribed to them in the Agreement.

         5. RATIFICATION. The Agreement, as hereby amended, is ratified and confirmed as being in full force and effect.

         6. GOVERNING LAW. This Amendment shall be interpreted and enforced under the laws of the State of California.

         7. ENTIRE AGREEMENT. The Agreement, as amended by this Amendment Agreement, contains the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

         8. COUNTERPARTS; FACSIMILE SIGNATURES. This Amendment may be executed in counterparts, all of which together shall constitute a single original. Facsimile signatures shall be deemed originals for all purposes.

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         IN WITNESS WHEREOF, the undersigned have executed this AMENDMENT
AGREEMENT as of January 30, 2004.

MICROISLET, INC., a Nevada corporation

                                             /s/ Hartoun Hartounian
                                             -----------------------------------
                                             Hartoun Hartounian

By: /s/ John F. Steel IV
    -------------------------------------
    John F. Steel IV
    Chairman and Chief Executive Officer

MICROISLET, INC., a Delaware corporation


By: /s/ John F. Steel IV
    -------------------------------------
    John F. Steel IV
    Chairman and Chief Executive Officer




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